UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 7, 2006

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California	92610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported in its earning release dated November 16, 2006, the audit committee (the “Audit Committee”) of the board of directors of The Wet Seal, Inc. (the “Company”) initiated a review of its historical stock option granting practices from 1990 through August 2006. The review was conducted with the assistance of outside accounting consultants and reviewed by legal counsel. The review was concluded on December 7, 2006.

As a result of the review, on December 7, 2006, the Audit Committee concluded that the previously issued consolidated balance sheets as of January 28, 2006, and January 29, 2005, consolidated statements of operations, statements of cash flows and statements of stockholders’ equity for the years ended January 28, 2006, January 29, 2005, and January 31, 2004, the condensed consolidated financial statements as of and for the thirteen weeks ended April 29, 2006 and April 30, 2005, the condensed consolidated financial statements as of July 29, 2006, and for the thirteen and twenty-six weeks ended July 29, 2006 and July 30, 2005, and the condensed consolidated financial statements for the thirteen and thirty-nine weeks ended October 29, 2005, and the relevant related disclosures and related reports of the Company’s independent registered public accountants, should not be relied upon because of errors in the accounting for grants of stock options to the Company’s employees, members of its board of directors and other service providers that had been reflected in those financial statements, and that the Company would restate those financial statements to make the necessary accounting adjustments. The Company will file an amendment to its Annual Report on Form 10-K for the fiscal year ended January 28, 2006, its Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2006, and its Quarterly Report on Form 10-Q for the fiscal quarter ended July 29, 2006, to restate those financial statements.

No current executive officers or current members of the Board of Directors of the Company realized income from any of the option grants requiring adjustment. The Audit Committee believes that the errors discovered during the review were not the result of a pattern of anyone attempting to receive an improper benefit or to improve the reported financial results of the Company.

As currently estimated, the effect of correcting the above misstatements of stock option accounting, as well as corrections of other previously unrecorded immaterial accounting adjustments, on previously reported fiscal periods will be a positive/(negative) effect on net income or loss as follows:

Fiscal Period	Effect of Correction
Fiscal 1998	($1,000)
Fiscal 1999	$26,000
Fiscal 2000	$2,000
Fiscal 2001	($442,000)
Fiscal 2002	($1,463,000)
Fiscal 2003	($1,231,000)
Fiscal 2004	($3,428,000)
Fiscal 2005	$177,000
1st Quarter of Fiscal 2006	($311,000)
2nd Quarter of Fiscal 2006	($6,000)
3rd Quarter of Fiscal 2006	($4,000)

Based upon these matters, the Company intends to file restated financial statements for the periods referenced above reflecting all necessary accounting adjustments. Accordingly, the referenced financial statements and the related reports of the Company’s independent registered public accountants should not be relied upon until such time as the Company files its restatements. The Company expects to file such restated financial statements on or prior to December 12, 2006.

The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accountants, the matters disclosed in this Current Report on Form 8-K. The Company’s restated financial statements are subject to audit and review and accordingly could change as a result of such audit or review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC.
(Registrant)

Date: December 8, 2006	By:	/s/ John J. Luttrell
		Name:	John J. Luttrell
		Title:	Chief Financial Officer and Executive Vice President